Exhibit 23.4
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                        Consent of Martin Pfinsgraff

             The undersigned hereby consents to being named, in the Registration Statement on Form S-20 of The Options Clearing
   Corporation, as about to become a director of The Options Clearing
   Corporation.

   Dated:    March 30, 1998

                                      /s/  Martin Pfinsgraff
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                                           Martin Pfinsgraff